SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  May 23, 1996




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XII
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        (Exact name of registrant as specified in its charter)




     Illinois                   0-12433                 36-3149589
- -------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization



         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
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                     STONYBROOK APARTMENTS I & II

                            Tucson, Arizona

     ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.     On May 23, 1996,
Carlyle Real Estate Limited Partnership - XII (the "Partnership") through the joint venture, Stonybrook Partners Limited Partnership (the "Venture"), sold the land and related improvements known as the Stonybrook Apartments I & II (the "Property"), a 411-unit apartment complex located in Tucson, Arizona, pursuant to a purchase agreement reached in March 1996 between the Partnership and the purchaser, Prime Residential, L.P., a Delaware limited partnership. The purchaser is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's length negotiations. The sale price of the land and improvements was $8,800,000 (before selling costs and prorations), of which approximately $4,400,000 was received in cash at closing after payoff of the loan secured by the Property. The sale will result in a gain of approximately $4,600,000 and $7,800,000 for financial reporting purposes and Federal income tax purposes in 1996, respectively. Occupancy at the Property was approximately 91% at the date of sale. The Partnership expects to distribute a portion of the proceeds from this sale in 1996.

     The Partnership Agreement provides that sale proceeds are to be allocated 99% to the Limited Partners and 1% to the General Partners until receipt by the Limited Partners of their initial contributed capital plus a stipulated return thereon. Thereafter, distributions of sale proceeds are to be allocated to the General Partners until the General Partners have received an amount equal to 3% of the gross sales prices of any properties sold, then the balance 85% to the Limited Partners and 15% to the General Partners. The Limited Partners have not yet received cash distributions of sale or refinancing proceeds in an amount equal to their initial capital investment in the Partnership. Therefore, 1% of the proceeds of this sale are currently distributable to the General Partners.

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements.  Not applicable.
     (b) Pro forma financial information - Narrative
     As a result of the sale of the Property, beyond May 23, 1996, there will be no further rental and other income, property operating expenses, depreciation and mortgage interest expense recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1995) were approximately $1,820,000, $926,000, $199,000 and $372,000, respectively. Rental and other income, property operating expenses, depreciation and mortgage interest expense for the Property were approximately $462,000, $196,000, $0 and $87,000 for the three months ended March 31, 1996 as the Property was classified in the Partnership's consolidated financial statements as held for sale as of January 1, 1996. Also, as a result of the sale of the Property, there are no further assets and liabilities related to the Property, which at March 31, 1996 consisted of land, building and improvements (net of accumulated depreciation and amortization) and other long term assets of approximately $4,174,000; cash and other current assets of approximately $3,373,000; current portion of long-term debt of approximately $51,000; and other current liabilities of approximately $164,000; long term debt of approximately $4,003,000; and other long-term liabilities of approximately $40,000. The remaining operations of the Partnership will consist primarily of the operations (through a joint venture) of the Partnership's remaining investment property, the National City Center Office building in Cleveland, Ohio.

           (C) Exhibits
           1.  Documents related to the sale of the Stonybrook Apartments to be supplied in an amendment.


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XII

                            By:  JMB Realty Corporation
                                 Corporate General Partner


                                       GAILEN J. HULL
                                 By:   Gailen J. Hull
                                       Senior Vice President






Dated:  June 4, 1996